EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 16, 2006, accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of TASER International, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statement of TASER International, Inc. on Form S-8 (File No. 333-89434, effective May 31, 2002).
GRANT THORNTON LLP

/s/ Grant Thornton LLP
Phoenix, Arizona
March 16, 2006